Exhibit 99.1

7961 Shaffer Parkway
Suite 5
Littleton, CO 80127
Phone: 720-981-1185	Trading Symbol: VGZ
Fax: 720-981-1186	Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Announces US$15 Million Bought Deal Offering of Units

Denver, Colorado, August 2, 2016 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT: VGZ) (TSX: VGZ) is pleased to announce that it has entered into an underwriting agreement with a syndicate of underwriters led by Cantor Fitzgerald Canada Corporation and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC, acting as co-lead underwriters and joint book-running managers and representatives of the underwriters named therein, under which the underwriters have agreed to buy on an underwritten basis 10,750,000 units (the “Units”), each Unit consisting of one common share (each a “Share”) and one half of one common share purchase warrant (each whole warrant a “Warrant”), at a price of US$1.40 per Unit for gross proceeds of US$15,050,000 (the “Offering”). Each Warrant will be exercisable for 36 months following the closing date and will entitle the holder thereof to purchase one Share upon exercise at an exercise price of US$1.92 per Share, subject to adjustment.

The Company has granted the underwriters an option, exercisable in whole or in part, to purchase up to an additional 15% of the Units issued under the Offering to cover over-allotments, if any, and for market stabilization purposes.

The Offering is expected to close on or about August 8, 2016, subject to obtaining customary TSX and NYSE MKT approvals.

The Company intends to allocate the net proceeds from the Offering to pursue completion of the permitting and to perform selected technical studies that the Company believes will further de-risk the Mt Todd gold project, enhance the economics of Mt Todd and prepare it for development if and when economic conditions warrant. Remaining proceeds will be used for working capital requirements and/or for other general corporate purposes which include ongoing regulatory, legal and accounting expenses, management and administrative expenses, and other corporate initiatives.

The Company will file a prospectus supplement with the securities commissions in each province and territory of Canada (other than Quebec) to supplement the Company’s Canadian short form base shelf prospectus dated July 11, 2014, and the Company will file a prospectus supplement to the Company’s current shelf registration statement on Form S-3, effective August 15, 2014 with the United States Securities and Exchange Commission (the “SEC”), in connection with the Offering for which this communication relates (collectively, the “Offering Documents”). The Offering Documents will contain important detailed information about the securities being offered.

Before you invest, you should read the Offering Documents and other documents that the Company has filed with the SEC for more complete information about the Company and the Offering. Copies of the Underwriting Agreement and the Offering Documents will be available for free by visiting the Company’s profiles on SEDAR at www.sedar.com or EDGAR at www.sec.gov/edgar.shtml, as applicable.

Alternatively, a copy of the Offering Documents can be obtained by contacting the Company, attention: Connie Martinez at (720) 981-1185, Suite 5, 7961 Shaffer Parkway, Littleton, Colorado 80127 or by contacting any underwriter or any dealer participating in the offering at Cantor Fitzgerald Canada Corporation, attention: Equity Capital Markets, 181 University Avenue, Suite 1500, Toronto, ON, M5H 3M7, email: ecmcanada@cantor.com, or Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, email: placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, Units, Warrants or Shares in any state or province in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state, province, or other jurisdiction.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia where we continue to work to identify opportunities to improve project economics with the goal of advancing the project toward development. We also hold approximately 4.4% of the outstanding common shares of Midas Gold Corp., non-core projects in Mexico and the United States and royalty interests in Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, statements with respect to the expected closing date of the Offering and the use of proceeds from the Offering are forward-looking statements and forward-looking information; and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our understanding and belief of the current market conditions, approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, our ability to satisfy the conditions to closing of the Offering and to use the proceeds from the Offering as expected, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2016 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.